EXHIBIT 99.1

(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Roger S. Pondel PondelWilkinson Inc. 310/279-5980 e-mail: rpondel@pondel.com	(Media)	Howard Bender SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

SCPIE HOLDINGS REPORTS IMPROVED RESULTS

FOR 2006 FIRST QUARTER

—Core Healthcare Liability Insurance Business Continues Solid Performance—

Los Angeles, California – May 4, 2006 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported improved financial results for its first quarter ended March 31, 2006, paced by continued strength of the company’s core healthcare liability insurance business.

For the 2006 first quarter, net income increased 42% to $2.4 million, equal to $0.25 per diluted share, from $1.7 million, or $0.18 per diluted share, last year. Total revenues for the 2006 first quarter totaled $36.6 million, compared with $37.4 million in the 2005 first quarter.

Additionally, the company continues to wind down its discontinued non-core healthcare liability and assumed reinsurance operations.

Core Operating Review

For the 2006 first quarter, earned premiums for core direct healthcare operations totaled $31.1 million, compared with $32.0 million a year earlier. Net written premiums for the quarter decreased to $88.6 million from $91.4 million in the 2005 first quarter, principally reflecting a small reduction in the number of insureds and decreased premiums from loss-rated groups.

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SCPIE Holdings Inc.

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The company’s core direct healthcare liability business posted an improved underwriting profit of $2.1 million for the 2006 first quarter, versus $121,000 in the comparable year-earlier period. The combined ratio for the company’s core business in the first quarter of 2006 improved to 93.2% with a loss ratio of 71.0%, compared with the 2005 first-quarter combined ratio of 99.7% with a loss ratio of 76.9%. The expense ratio for the core segment decreased to 22.2% from 22.8% in 2005.

SCPIE’s retention rate for its core direct healthcare liability business over the past 12 months was 94%.

“We are pleased with the continuation of our positive momentum,” said Donald J. Zuk, SCPIE President and Chief Executive Officer. “The strong first-quarter performance of our core business demonstrates that the strategies and disciplines we have put into place in our underwriting, risk management and policyholder services are working, and we look forward to further progress as the year unfolds.”

Non-Core Review

SCPIE’s run-off continues in its non-core healthcare liability operations in states other than California and Delaware. Outstanding reserves for the non-core healthcare liability operations declined to $56.3 million from $60.6 million at December 31, 2005. Open claims dropped further to 196 from 229 at year-end 2005. In the assumed reinsurance operations, net outstanding reserves totaled $56.5, compared with $59.2 million at December 31, 2005.

No adjustments of prior reserves were necessary in the non-core healthcare operations. In the assumed reinsurance business, upward development on a few programs created a loss of $2.8 million.

Financial Summary

The 2006 first-quarter revenues include net investment income of $5.0 million and a net realized investment loss of $111,000. Last year’s first-quarter totals included net investment income of $4.7 million and realized investment gains of $16,000.

At March 31, 2006, SCPIE’s balance sheet remained debt-free. Book value per share at the close of the 2006 first quarter was $19.94, compared with $20.05 at December 31, 2005. The

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decline in book value corresponds with the decline in the market value of the investment portfolio.

About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Investor Conference Call

An investor conference call to discuss SCPIE’s first-quarter 2006 results will be conducted today, May 4, 2006, at 9 am PDT (12 noon EDT). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.earnings.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to the call or during the call by clicking on the icon on the home page of SCPIE’s website.

Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available from approximately 11 a.m. (PDT), Thursday, May 4, to 5 p.m. (PDT), Thursday, May 11. Listeners should call 888/286-8010 (domestic) or 617/801-6888 (international) and use Reservation Number 53259250.

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In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses, expectations concerning the company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, continued solvency of the company’s reinsurers, obtaining rate change regulatory approvals, expansion of liability insurance business in its principal market, and improved performance and profitability are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core businesses and the cyclical nature of the property and casualty insurance industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. The company is also subject to certain structural risks as an insurance holding company, including statutory restrictions on dividends and other intercompany transactions. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands)

	March 31, 2006	December 31, 2005
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value
(amortized cost 2006 - $467,233; 2005 - $469,350)	$453,977	$461,480
Equity investments, at fair value
(cost 2006 - $1,897; 2005 - $1,934)	2,105	2,095

Total securities available-for-sale	456,082	463,575
Cash and cash equivalents	76,038	68,783

Total investments	532,120	532,358
Accrued investment income	5,581	5,874
Premiums receivable	71,920	18,731
Assumed Reinsurance Receivables	5,887	6,960
Reinsurance recoverable	55,365	55,933
Deferred policy acquisition costs	9,936	7,120
Deferred federal income taxes, net	51,725	51,214
Property and equipment, net	2,287	2,449
Other assets	6,350	6,325

Total assets	$741,171	$686,964

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$429,364	$429,315
Unearned premiums	99,198	41,705

Total reserves	528,562	471,020
Amounts held for reinsurance	2,439	4,818
Other liabilities	19,797	20,333

Total liabilities	550,798	496,171
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock - par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock - par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2006 - 9,549,516 shares outstanding 2005 - 9,516,916 shares outstanding	1	1
Additional paid-in capital	37,127	37,127
Retained earnings	262,023	259,645
Treasury stock, at cost (2006 - 2,742,575 shares and 2005 - 2,775,175 shares)	(96,316)	(97,063)
Subscription notes receivable	(2,655)	(2,649)
Accumulated other comprehensive income	(9,807)	(6,268)

Total stockholders’ equity	190,373	190,793

Total liabilities and stockholders’ equity	$741,171	$686,964

SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands, except per-share data)

	Three Months Ended
	March 31, 2006	March 31, 2005
Revenues:
Net premiums earned	$31,630	$32,586
Net investment income	5,013	4,667
Realized investment gains/(losses)	(111)	16
Other revenue	53	114

Total revenues	36,585	37,383
Expenses:
Losses & loss adjustment expenses incurred	25,205	25,911
Other operating expenses	7,607	8,865

Total expenses	32,812	34,776

Income before federal income taxes	3,773	2,607
Income tax expenses	1,395	936

Net income	$2,378	$1,671

Basic earnings per share of common stock	$0.25	$0.18

Diluted earnings per share of common stock	$0.25	$0.18

Average number of shares outstanding-basic	9,518,385	9,404,602
Average number of shares outstanding-diluted	9,638,120	9,404,602

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended March 31, 2006					Three Months Ended March 31, 2005
	Direct Healthcare Liability		Assumed Reinsurance (4) (5)	Other	Total (6)	Direct Healthcare Liability		Assumed Reinsurance (4) (5)	Other	Total (6)
	Core (2)	Non-Core (3) (4)				Core (2)	Non-Core (3) (4)
Net written premium (1)	$88,626	$—	$497		$89,123	$91,351	$143	$(558)		$90,936
Net earned premium	31,132	—	498		31,630	32,044	152	390		32,586
Net investment income				$5,013	5,013				$4,667	4,667
Realized investment gains				(111)	(111)				16	16
Other revenue				53	53				114	114

Total revenue	31,132	—	498	4,955	36,585	32,044	152	390	4,797	37,383
Incurred loss and LAE	22,105	—	3,100		25,205	24,627	15	1,269		25,911
Other expenses (7)	6,896	—	154	557	7,607	7,296	75	1,494		8,865

Net underwriting income (loss)	$2,131	$—	$(2,756)		(625)	$121	$62	$(2,373)		(2,190)

Net investment income, other revenue & Expense				$4,398	4,398				$4,797	4,797

Income before federal Income taxes					$3,773					$2,607

Net cash used in operating activities					$5,676					$(19,034)

Loss ratio	71.0%					76.9%
Expense ratio	22.2%					22.8%

Combined ratio (GAAP)	93.2%					99.7%

1)	Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premium is a statutory measure of production levels. Net earned premium, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. A reconciliation of net written premium to net earned premium is provided herein.

2)	Core Direct Healthcare Liability Business represents California and Delaware excluding discontinued dental and hospital programs.

3)	Non-Core Direct Healthcare Liability Business represents other state business and dental and hospital programs in California.

4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

5)	The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE’s 2005 Annual Filing in Form 10K, page 41.

6)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are no longer meaningful.

7)	Expenses in the Other column relate to a proxy challenge instituted in January 2006.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	3/31/2006
Fixed-maturity portfolio
U.S. government & agencies	$185,752	40.9%
Mortgage & asset-backed	83,957	18.5%
Corporate	184,268	40.6%

Total	$453,977	100.0%

Average quality		AAA
Effective duration		4.1
Yield to maturity		5.2%
Weighted average combined maturity		3.9

	Three Months Ended
	March 31, 2006	March 31, 2005
Total premiums
Net written premium	$89,123	$90,938
Change in unearned premium	(57,493)	(58,352)

Net earned premium	$31,630	$32,586